Exhibit 99.1

Important Notice Concerning Limitations on Trading in Great Plains Energy Common Stock

1. This notice is to inform you that activity in the Aquila, Inc. (“Aquila”) common stock fund (the “Fund”) of the Aquila Retirement Investment (401(k)) Plan (the “Plan”) will be closed temporarily to any transactions.  This closure, or "blackout period" is being implemented in connection with the anticipated effective time of the merger (the “Merger”) involving Aquila and Gregory Acquisition Corp., pursuant to which Aquila will become a wholly-owned subsidiary of Great Plains Energy Incorporated (“Great Plains Energy”).  At the effective time of the Merger, each outstanding share of Aquila common stock will be converted into the right to receive 0.0856 shares of Great Plains Energy common stock and $1.80 in cash. The blackout period in the Plan is necessary to ensure that all Aquila common stock transactions in the Fund are fully completed before the effective time of the Merger and so that, after the effective time of the Merger, the administrator of the Plan can process the exchange of Aquila common stock for Great Plains Energy common stock and cash.

2.  Due to the occurrence of the Merger, at and after the effective time the Plan will be sponsored by a member of the group of companies that include Great Plains Energy.  Section 306 of the Sarbanes-Oxley Act of 2002 generally provides that if participants in a 401(k) or similar plan are unable to engage in transactions with respect to shares of the issuer held in the plan for a period of more than three business days, the directors and officers of the issuer are similarly prohibited from acquiring or disposing of shares of the issuer, to the extent their ownership of those shares is attributable to their service with the issuer.  Since the Plan will be a Great Plains Energy plan after the Merger and since the blackout period is expected last for more than three business days after the Merger, there will be a corresponding blackout period applicable to the Great Plains Energy directors and executive officers (the "trading blackout period").  During this corresponding trading blackout period, Great Plains Energy directors and executive officers will be generally prohibited from engaging in transactions involving Great Plains Energy common stock acquired in connection with their service to Great Plains Energy.  The blackout period with respect to the Plan is currently expected to begin during the week of July 6, 2008 and end during the week of July 20, 2008. The corresponding trading blackout period will be in effect for the portion of the Plan blackout period that occurs after the effective time of the Merger, which is currently anticipated to be during the week of July 13, 2008.  During these weeks, you can determine whether the trading blackout period has started or ended by contacting Mark G. English, General Counsel and Assistant Secretary by telephone at (816) 556-2200 or in writing at Great Plains Energy, 1201 Walnut, Kansas City, MO 64106.  The actual timing of the Merger will depend on, among other things, the timing and content of a ruling by the Missouri Public Service Commission with respect to whether, and on what conditions, the Merger may occur, and on the satisfaction or waiver of all other closing conditions.  While the notice of the blackout period assumes that such ruling will occur on July 1, 2008, and will not contain conditions which prevent completion of the Merger, Great Plains Energy recognizes that there is no assurance as to the timing or content of the commission's ruling and that, consequently, the blackout period and trading restrictions described in this notice may not occur or may occur on different dates than those currently anticipated.

3.  Generally, during the trading blackout period, you are prohibited from directly or indirectly purchasing equity securities of Great Plains Energy and from selling or otherwise transferring any equity security of Great Plains Energy that you acquired in connection with your service as an executive officer or director.  “Equity securities” are defined broadly to include options and other derivatives. Covered transactions are not limited to those involving your direct ownership of Great Plains Energy common stock, but include any transaction in which you have a pecuniary interest.

4. The prohibition covers securities acquired “in connection with service as a director or employment as an executive officer.” This includes, among other things, securities acquired under a compensatory plan or contract (such as under a stock option, or a restricted stock grant) or as a direct or indirect inducement to employment or joining the Great Plains Energy Board of Directors. Securities acquired outside of an individual’s service as a director or executive officer (such as shares acquired when the person was an employee but not yet an executive officer) are not covered. However, if you hold both covered shares and non-covered shares, any shares that you sell will be presumed to come first from the covered shares (and thus subject to the trading blackout period) unless you can identify the source of the sold shares and show that you use the same identification for all related purposes (such as tax reporting and disclosure requirements).

5. If you engage in a transaction that violates these trading blackout period rules, you can be required to disgorge your profits from the transaction and you could be subject to other penalties. The rules summarized above are complex and there are limited exemptions from the restrictions described in this notice. If you have any questions concerning this notice, you should contact Mark G. English, General Counsel and Assistant Secretary, by telephone at (816) 556-2200 or in writing at Great Plains Energy, 1201 Walnut, Kansas City, MO 64106.